Exhibit 99.1

Dynatrace Reports First Quarter of Fiscal Year 2022 Financial Results

•ARR of $823 million, up 37% year-over-year, or 32% on a constant currency basis
•Subscription revenue of $197 million, up 36% year-over-year, or 30% on a constant currency basis
•GAAP EPS of $0.05 and non-GAAP EPS of $0.16, on a dilutive basis

WALTHAM, Mass, July 28, 2021 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the first quarter of its fiscal 2022 ended June 30, 2021.
“We are pleased with our strong first quarter results, once again exceeding guidance across all our key metrics, led by ARR growth of 37% year-over-year,” said John Van Siclen, Dynatrace’s CEO. “The unique value of combining the broadest cloud observability with powerful automation and AIOps capabilities continues to resonate with customers as they accelerate their digital transformation and modern cloud initiatives.”

First Quarter Fiscal 2022 and Other Recent Business Highlights:
All growth rates are compared to the first quarter of fiscal 2021 unless otherwise noted.

Financial Highlights:
•Total ARR of $823 million, an increase of 37%, or 32% on a constant currency basis
•Total Revenue of $210 million, an increase of 35%, or 29% on a constant currency basis
•Subscription revenue of $197 million, an increase of 36%, or 30% on a constant currency basis, and representing 94% of total revenue
•GAAP Operating Income of $21 million and Non-GAAP Operating Income of $54 million
•GAAP EPS of $0.05 and non-GAAP EPS of $0.16, on a dilutive basis

Business Highlights:
•Enhanced Application Security Module with Davis Security Advisor, which provides continuous and intelligent vulnerability scoring to address the most critical issues with greater confidence and efficiency, and preserves more time to drive innovation.

•Awarded the AWS Government Competency, recognizing Dynatrace’s experience and success enabling civilian agencies, the national defense and intelligence communities, and state and local governments around the world to accelerate digital innovation on AWS.

•Expanded support for OpenTelemetry to enable data ingest both with and without agents, providing developers and SREs flexibility to use OpenTel with any data source or use case and leverage Dynatrace’s AIOps capabilities to efficiently integrate, analyze and manage cloud environments.

First Quarter 2022 Financial Highlights
(Unaudited – in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Key Operating Metric:
Annualized recurring revenue	$823,222	$601,376
Year-over-Year Increase	37%

Annualized recurring revenue - constant currency (*)	$793,675	$601,376
Year-over-Year Increase	32%

Revenue:
Total revenue	$209,740	$155,508
Year-over-Year Increase	35%

Total revenue - constant currency (*)	$200,865	$155,508
Year-over-Year Increase	29%

Subscription revenue	$196,520	$144,357
Year-over-Year Increase	36%

Subscription revenue - constant currency (*)	$188,262	$144,357
Year-over-Year Increase	30%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$53,540	$51,113
Non-GAAP operating margin (*)	26%	33%

Non-GAAP net income (*)	$45,030	$43,772

Non-GAAP net income per share - diluted	$0.16	$0.15

Non-GAAP shares outstanding - diluted	288,988	284,309

Unlevered Free Cash Flow (*)	$81,091	$44,460
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of July 28, 2021, Dynatrace is issuing guidance for the second quarter and raising guidance for full year fiscal 2022 as follows:

Second Quarter of Fiscal Year 2022:
•Total revenue is expected to be in the range of $219 to $221 million, 30% to 31% growth as reported, or 28% to 29% on a constant currency basis
•Subscription revenue is expected to be in the range of $206.5 to $208 million, 31% to 32% growth as reported, or 29% to 30% on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $53 to $55 million
•Non-GAAP net income is expected to be in the range of $44.5 to $46.5 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.15 to $0.16, based on a range of 290 to 291 million diluted weighted-average shares outstanding

Full Year Fiscal 2022:
•Total ARR is expected to be in the range of $984 to $996 million, 27% to 29% growth as reported, or 26% to 28% on a constant currency basis
•Total revenue is expected to be in the range of $902 to $914 million, 28% to 30% growth as reported, or 26% to 28% growth on a constant currency basis
•Subscription revenue is expected to be in the range of $848 to $856 million, 29% to 31% growth as reported, or 27% to 29% growth on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $208 to $218 million
•Non-GAAP net income is expected to be in the range of $175 to $184 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.60 to $0.63, based on a range of 291 to 292 million diluted weighted-average shares outstanding
•Total unlevered free cash flow is expected to be in the range of $262 to $274 million, or 29% to 30% of revenue

Our guidance is based on foreign exchange rates as of June 30, 2021.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, July 28, 2021. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID # 13720878. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on August 11, 2021, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID # 13720878. In addition, an archived webcast will be available at https://ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. As of the second quarter of Fiscal Year 2021, we adjusted certain of our non-GAAP metrics for employer payroll tax expense related to equity incentive plans, as the amount of employer payroll tax expense is dependent on our stock price and other factors that are beyond our control and does not correlate to the operation of our business. Our historical presentation of these metrics has been updated in the tables below to reflect these adjustments for consistency.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With automatic and intelligent observability at scale, our all-in-one platform delivers precise answers about the performance and security of applications, the underlying infrastructure, and the experience of all users to enable organizations to innovate faster, collaborate more efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace® to modernize and automate cloud operations, release better software faster, and deliver unrivalled digital experiences.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2022, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 28, 2021 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Revenue:
Subscription	$196,520	$144,357
License	50	638
Service	13,170	10,513
Total revenue	209,740	155,508
Cost of revenue:
Cost of subscription	24,982	16,706
Cost of service	10,021	8,010
Amortization of acquired technology	3,830	3,826
Total cost of revenue	38,833	28,542
Gross profit	170,907	126,966

Operating expenses:
Research and development	34,725	23,505
Sales and marketing	80,482	49,163
General and administrative	26,922	21,527
Amortization of other intangibles	7,540	8,686
Restructuring and other	26	(21)
Total operating expenses	149,695	102,860
Income from operations	21,212	24,106
Interest expense, net	(2,857)	(4,113)
Other income, net	1,311	19
Income before income taxes	19,666	20,012
Income tax expense	(6,372)	(7,147)
Net income	$13,294	$12,865
Net income per share:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05
Weighted average shares outstanding:
Basic	282,661	279,069
Diluted	288,988	284,309
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended June 30,
	2021	2020
Cost of revenue	$2,652	$1,498
Research and development	3,967	2,418
Sales and marketing	7,608	5,405
General and administrative	5,025	3,351
Total share-based compensation expense	$19,252	$12,672

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2021	March 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$387,218	$324,962
Accounts receivable, net	134,003	242,079
Deferred commissions, current	50,987	48,986
Prepaid expenses and other current assets	65,838	64,255
Total current assets	638,046	680,282
Property and equipment, net	37,841	36,916
Operating lease right-of-use asset, net	48,338	42,959
Goodwill	1,275,133	1,271,195
Other intangible assets, net	137,993	149,484
Deferred tax assets, net	17,012	16,811
Deferred commissions, non-current	50,001	48,638
Other assets	9,735	9,933
Total assets	$2,214,099	$2,256,218

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$3,431	$9,621
Accrued expenses, current	98,955	119,527
Deferred revenue, current	486,066	509,272
Operating lease liabilities, current	10,420	9,491
Total current liabilities	598,872	647,911
Deferred revenue, non-current	33,683	47,504
Accrued expenses, non-current	16,349	16,072
Operating lease liabilities, non-current	42,823	38,203
Deferred tax liabilities	1,014	1,014
Long-term debt	362,404	391,913
Total liabilities	1,055,145	1,142,617
Commitments and contingencies
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 284,217,750 and 283,130,238 shares issued and outstanding at June 30, 2021 and March 31, 2021, respectively	284	283
Additional paid-in capital	1,687,044	1,653,328
Accumulated deficit	(500,505)	(513,799)
Accumulated other comprehensive loss	(27,869)	(26,211)
Total shareholders' equity	1,158,954	1,113,601
Total liabilities and shareholders' equity	$2,214,099	$2,256,218

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$13,294	$12,865
Adjustments to reconcile net income to cash provided by operations:
Depreciation	2,475	1,590
Amortization	11,512	13,019
Share-based compensation	19,252	12,672
Deferred income taxes	(2)	(175)
Other	(794)	466
Net change in operating assets and liabilities:
Accounts receivable	110,079	64,265
Deferred commissions	(2,631)	2,229
Prepaid expenses and other assets	(1,453)	275
Accounts payable and accrued expenses	(27,376)	(23,212)
Operating leases, net	131	311
Deferred revenue	(41,015)	(47,297)
Net cash provided by operating activities	83,472	37,008

Cash flows from investing activities:
Purchase of property and equipment	(2,954)	(4,418)
Capitalized software additions	—	(131)
Acquisition of business, net of cash acquired	(3,543)	—
Net cash used in investing activities	(6,497)	(4,549)

Cash flows from financing activities:
Repayment of term loans	(30,000)	—
Proceeds from employee stock purchase plan	6,593	3,592
Proceeds from exercise of stock options	7,886	—
Equity repurchases	(14)	(13)
Net cash (used in) provided by financing activities	(15,535)	3,579

Effect of exchange rates on cash and cash equivalents	816	1,169

Net increase in cash and cash equivalents	62,256	37,207

Cash and cash equivalents, beginning of period	324,962	213,170
Cash and cash equivalents, end of period	$387,218	$250,377

Supplemental cash flow data:
Cash paid for interest	$2,370	$3,763
Cash paid for tax, net	$5,403	$10,127

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended June 30, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$38,833	$(2,652)	$(315)	$(3,830)	$—	$32,036
Gross profit	170,907	2,652	315	3,830	—	177,704
Gross margin	81%					85%
Research and development	34,725	(3,967)	(627)	—	—	30,131
Sales and marketing	80,482	(7,608)	(585)	—	—	72,289
General and administrative	26,922	(5,025)	(200)	—	47	21,744
Amortization of other intangibles	7,540	—	—	(7,540)	—	—
Restructuring and other	26	—	—	—	(26)	—
Operating income	$21,212	$19,252	$1,727	$11,370	$(21)	$53,540
Operating margin	10%					26%

	Three Months Ended June 30, 2020(1)
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$28,542	$(1,498)	$(53)	$(3,826)	$—	$23,165
Gross profit	126,966	1,498	53	3,826	—	132,343
Gross margin	82%					85%
Research and development	23,505	(2,418)	(98)	—	—	20,989
Sales and marketing	49,163	(5,405)	(127)	—	—	43,631
General and administrative	21,527	(3,351)	(7)	—	(1,559)	16,610
Amortization of other intangibles	8,686	—	—	(8,686)	—	—
Restructuring and other	(21)	—	—	—	21	—
Operating income	$24,106	$12,672	$285	$12,512	$1,538	$51,113
Operating margin	16%					33%

(1) Prior period results have been updated to include the employer payroll taxes on employee stock transactions.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Non-GAAP net income:
Net income	$13,294	$12,865
Income tax expense	6,372	7,147
Non-GAAP effective cash tax	(6,140)	(3,578)
Interest expense, net	2,857	4,113
Cash paid for interest	(2,370)	(3,763)
Share-based compensation	19,252	12,672
Employer payroll taxes on employee stock transactions	1,727	285
Amortization of other intangibles	7,540	8,686
Amortization of acquired technology	3,830	3,826
Transaction and sponsor related costs	(47)	1,559
Restructuring and other	26	(21)
Gain on currency translation	(1,311)	(19)
Non-GAAP net income	$45,030	$43,772

Share count:
Weighted-average shares outstanding - basic	282,661	279,069
Weighted-average shares outstanding - diluted	288,988	284,309

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	282,661	279,069
Weighted-average shares outstanding - diluted	288,988	284,309

Net income per share:
Net income per share - basic	$0.05	$0.05
Net income per share - diluted	$0.05	$0.05
Non-GAAP net income per share - basic	$0.16	$0.16
Non-GAAP net income per share - diluted	$0.16	$0.15

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended June 30,
	2021	2020 (1)
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$83,472	$37,008
Cash paid for interest expense	2,370	3,763
Restructuring and other	26	(21)
Purchase of property, plant, and equipment	(2,954)	(4,418)
Transaction and sponsor related costs	(47)	1,559
Discrete tax items	(1,183)	7,510
Total uFCF	81,684	45,401
Interest tax adjustment	(593)	(941)
uFCF	$81,091	$44,460
(1) Prior period results have been updated to include the discrete tax payments related to the reorganization.

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com